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                                                                    Exhibit 23.3

    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 23, 2001, except for Note 2, paragraphs 9, 10 and 11, and Note 17 as to which the date is September 28, 2001, included in and incorporated by reference in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-64662) and related Prospectus of United Rentals, Inc. for the registration of up to 10,350,000 shares of its common stock, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

    MetroPark, New Jersey
    October 8, 2001